As filed with the Securities and Exchange Commission on November 20, 2002 Registration No. 333-51926

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Maxygen, Inc.
(Exact name of registrant as specified in its charter)

Delaware	77-0449487
(State of Incorporation)	(I.R.S. Employer Identification No.)

515 Galveston Drive
Redwood City, CA 94063
(650) 298-5300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael Rabson
Senior Vice President & General Counsel
Maxygen, Inc.
515 Galveston Drive
Redwood City, CA 94063
(650) 298-5300
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

TERMINATION OF OFFERING AND REMOVAL
OF SECURITIES FROM REGISTRATION

Pursuant to an undertaking made in Item 17 of the registration statement as filed with the Securities and Exchange Commission on January 19, 2001 (Registration No. 333-51926), the registrant hereby removes from registration 148,609 shares of common stock of the registrant.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this post-effective amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Redwood City, CA, on November 19, 2002.

Maxygen, Inc.

By:	/S/ RUSSELL J. HOWARD

Russell J. Howard Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ RUSSELL J. HOWARD	Chief Executive Officer and Director (Principal Executive Officer)	November 19, 2002

RUSSELL J. HOWARD

*	Chief Financial Officer (Principal Financial and Accounting Officer)	November 19, 2002

LAWRENCE W. BRISCOE

*	Director	November 19, 2002

ISAAC STEIN

*	Director	November 19, 2002

ROBERT J. GLASER

*	Director	November 19, 2002

M.R.C. GREENWOOD

Director

ERNEST MARIO

*	Director	November 19, 2002

GORDON RINGOLD

*	Director	November 19, 2002

GEORGE POSTE

* By:	/S/ MICHAEL RABSON

MICHAEL RABSON (Attorney-in-Fact)

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